EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003, except as to the first paragraph of Note 7 which is as of March 20, 2003, relating to the financial statements which appear in Genus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 7, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/  PricewaterhouseCoopers  LLP

San Jose, California
November 26, 2003


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